Exhibit 99.1

FOR RELEASE, Tuesday June 21, 2016	For Further Information:
1:15 p.m. Pacific Daylight Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2016 SECOND QUARTER RESULTS
Total Revenues Up 30% to $811 Million; Net Income Increases 63% to $16 Million
Net Order Value Increases 14% to $1.20 Billion
LOS ANGELES (June 21, 2016) — KB Home (NYSE: KBH) today reported results for its second quarter ended May 31, 2016.
“We delivered a strong second quarter performance,” said Jeffrey Mezger, president and chief executive officer. “We generated considerable increases in deliveries and revenues, and posted a substantial improvement in earnings, despite charges related to our strategic decision to transition out of the Metro Washington, D.C. area. Our second quarter results reflect the success of our targeted positioning in attractive growth markets and the distinctive home-buying experience we offer to consumers.”
“We are encouraged by the continued improvement in housing market conditions across the country and by the recent increase in participation from first-time homebuyers, historically our primary customer segment,” said Mezger. “We believe we are particularly well-positioned to leverage our strength in serving the demand from this demographic with dynamic product offerings. With favorable market trends and our financial and operational progress in the first half of the year, we have positive momentum in our business heading into the remainder of 2016.”
Three Months Ended May 31, 2016 (comparisons on a year-over-year basis)

•	Total revenues rose 30% to $811.1 million.

•	Housing revenues increased 33% to $807.4 million.

•	Deliveries grew 30% to 2,329 homes, reflecting double-digit increases in all four of the Company’s regions.

•	Average selling price increased 2% to $346,700.

•	Housing gross profit margin decreased 50 basis points to 15.5%, reflecting approximately 80 basis points of inventory-related charges.

◦	Adjusted housing gross profit margin, which excludes the amortization of previously capitalized interest and inventory-related charges, improved 40 basis points to 20.7%.

•	Selling, general and administrative expenses improved 140 basis points to 11.6% of housing revenues.

•	Homebuilding operating income increased 45% to $25.9 million despite total inventory impairment and land option contract abandonment charges of $11.7 million, of which $6.8 million related to the Company’s wind down of its Metro Washington, D.C. operations. Inventory-related charges in the year-earlier quarter totaled $.5 million.

◦	Homebuilding operating income margin improved 30 basis points to 3.2%. Excluding inventory-related charges, homebuilding operating income margin rose 170 basis points to 4.7%.

•	Pretax income increased 96% to $24.8 million.

•	Income tax expense of $9.2 million was favorably impacted by $.4 million of federal energy tax credits earned from building energy-efficient homes and represented an effective tax rate of 37.1%.

•	Net income rose 63% to $15.6 million and earnings per diluted share increased to $.17, with both metrics unfavorably impacted by inventory-related charges.
Six Months Ended May 31, 2016 (comparisons on a year-over-year basis)

•	Total revenues increased 24% to $1.49 billion.

•	Deliveries rose 27% to 4,282 homes.

•	Average selling price increased 3% to $345,600.

•	Land sale revenues totaled $4.2 million, compared to $68.9 million.

•	Homebuilding operating income rose 39% to $44.9 million.

•	Net income increased 65% to $28.7 million and earnings per diluted share advanced to $.31 from $.18.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Ending backlog value grew 14% to $1.83 billion, reflecting increases in all regions.

•	Homes in backlog rose 10% to 5,205.

•	Net order value for the quarter grew 14% to $1.20 billion.

•	Net orders for the quarter increased 8% to 3,249.

•	The cancellation rate as a percentage of beginning backlog for the quarter improved to 21% from 25%, and as a percentage of gross orders improved to 21% from 22%.

•	Average community count for the quarter decreased 2% to 242.
Balance Sheet (as of May 31, 2016)

•	Cash, cash equivalents and restricted cash totaled $278.4 million.

•	Inventories totaled $3.53 billion, with investments in land acquisition and development totaling $702.6 million for the six months ended May 31, 2016.

•	Lots owned or controlled totaled 47,283, of which 82% were owned.

•	There were no cash borrowings outstanding under the unsecured revolving credit facility.

•
Average diluted shares outstanding for the quarter were reduced 7% from the year-earlier quarter to 94.7 million, reflecting repurchases of nearly 8.4 million shares of common stock during the 2016 first quarter at a total cost of $85.9 million. No shares were repurchased in the 2016 second quarter.

Earnings Conference Call
The conference call to discuss the Company’s second quarter 2016 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Daylight Time, 5:00 p.m. Eastern Daylight Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first NYSE-listed homebuilder (ticker symbol: KBH), the company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the severe prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning (including our transition out of the Metro Washington, D.C. area), gaining share and scale in our served markets, and increasing our housing gross profit margins and profitability; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to generate cash from our operations, enhance our asset efficiency, increase our operating income margin and improve our return on invested capital; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services, including from Home Community Mortgage; the performance of Home Community Mortgage; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

# # #
(Tables Follow)
# # #

KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months and Three Months Ended May 31, 2016 and 2015
(In Thousands, Except Per Share Amounts — Unaudited)

	Six Months Ended May 31,		Three Months Ended May 31,
	2016	2015	2016	2015
Total revenues	$1,489,421	$1,203,090	$811,050	$622,969
Homebuilding:
Revenues	$1,484,204	$1,198,692	$808,462	$620,804
Costs and expenses	(1,439,274)	(1,166,432)	(782,524)	(602,942)
Operating income	44,930	32,260	25,938	17,862
Interest income	286	255	134	152
Interest expense	(5,667)	(13,456)	(1,970)	(8,118)
Equity in loss of unconsolidated joint ventures	(1,428)	(758)	(825)	(411)
Homebuilding pretax income	38,121	18,301	23,277	9,485
Financial services:
Revenues	5,217	4,398	2,588	2,165
Expenses	(1,730)	(1,892)	(871)	(928)
Equity in income (loss) of unconsolidated joint ventures	(784)	2,365	(197)	1,951
Financial services pretax income	2,703	4,871	1,520	3,188
Total pretax income	40,824	23,172	24,797	12,673
Income tax expense	(12,100)	(5,800)	(9,200)	(3,100)
Net income	$28,724	$17,372	$15,597	$9,573
Earnings per share:
Basic	$.33	$.19	$.18	$.10
Diluted	$.31	$.18	$.17	$.10
Weighted average shares outstanding:
Basic	86,704	91,974	84,196	91,995
Diluted	97,060	101,470	94,720	101,544

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands — Unaudited)

	May 31, 2016	November 30, 2015
Assets
Homebuilding:
Cash and cash equivalents	$274,849	$559,042
Restricted cash	3,517	9,344
Receivables	151,066	152,682
Inventories	3,525,089	3,313,747
Investments in unconsolidated joint ventures	65,213	71,558
Deferred tax assets, net	770,396	782,196
Other assets	112,790	112,774
	4,902,920	5,001,343
Financial services	12,923	14,028
Total assets	$4,915,843	$5,015,371

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$190,327	$183,770
Accrued expenses and other liabilities	456,645	513,414
Notes payable	2,632,127	2,625,536
	3,279,099	3,322,720
Financial services	1,575	1,817
Stockholders’ equity	1,635,169	1,690,834
Total liabilities and stockholders’ equity	$4,915,843	$5,015,371

KB HOME
SUPPLEMENTAL INFORMATION
For the Six Months and Three Months Ended May 31, 2016 and 2015
(In Thousands, Except Average Selling Price — Unaudited)

	Six Months Ended May 31,		Three Months Ended May 31,
	2016	2015	2016	2015
Homebuilding revenues:
Housing	$1,480,054	$1,129,762	$807,408	$604,921
Land	4,150	68,930	1,054	15,883
Total	$1,484,204	$1,198,692	$808,462	$620,804

Homebuilding costs and expenses:
Construction and land costs
Housing	$1,247,131	$953,659	$682,303	$508,276
Land	10,401	63,169	6,411	16,134
Subtotal	1,257,532	1,016,828	688,714	524,410
Selling, general and administrative expenses	181,742	149,604	93,810	78,532
Total	$1,439,274	$1,166,432	$782,524	$602,942

Interest expense:
Interest incurred	$92,509	$94,202	$46,258	$49,199
Interest capitalized	(86,842)	(80,746)	(44,288)	(41,081)
Total	$5,667	$13,456	$1,970	$8,118

Other information:
Depreciation and amortization	$5,602	$5,560	$2,821	$2,835
Amortization of previously capitalized interest	66,239	47,736	35,557	25,443

Average selling price:
West Coast	$564,800	$565,500	$570,200	$579,000
Southwest	285,700	275,400	284,900	275,800
Central	262,300	237,900	264,000	237,800
Southeast	275,200	271,800	278,400	278,800
Total	$345,600	$334,200	$346,700	$338,500

KB HOME SUPPLEMENTAL INFORMATION For the Six Months and Three Months Ended May 31, 2016 and 2015 (Dollars in Thousands — Unaudited)

	Six Months Ended May 31,		Three Months Ended May 31,
	2016	2015	2016	2015
Homes delivered:
West Coast	1,089	873	581	459
Southwest	742	516	392	279
Central	1,671	1,390	906	737
Southeast	780	601	450	312
Total	4,282	3,380	2,329	1,787

Net orders:
West Coast	1,550	1,322	995	770
Southwest	900	921	541	532
Central	2,111	2,046	1,210	1,176
Southeast	960	915	503	537
Total	5,521	5,204	3,249	3,015

Net order value:
West Coast	$910,493	$756,311	$572,882	$438,754
Southwest	262,625	258,213	155,337	149,555
Central	581,457	535,424	328,242	308,381
Southeast	273,101	256,094	146,541	156,176
Total	$2,027,676	$1,806,042	$1,203,002	$1,052,866

	May 31, 2016		May 31, 2015
	Backlog Homes	Backlog Value	Backlog Homes	Backlog Value
Backlog data:
West Coast	1,199	$703,346	1,042	$617,354
Southwest	763	218,047	729	200,697
Central	2,282	638,052	2,145	558,681
Southeast	961	269,657	817	234,091
Total	5,205	$1,829,102	4,733	$1,610,823

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Six Months and Three Months Ended May 31, 2016 and 2015
(In Thousands, Except Percentages — Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, both of which are not calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, therefore, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Six Months Ended May 31,		Three Months Ended May 31,
	2016	2015	2016	2015
Housing revenues	$1,480,054	$1,129,762	$807,408	$604,921
Housing construction and land costs	(1,247,131)	(953,659)	(682,303)	(508,276)
Housing gross profits	232,923	176,103	125,105	96,645
Add: Amortization of previously capitalized interest (a)	65,757	47,736	35,551	25,443
Inventory-related charges (b)	7,563	984	6,384	536
Adjusted housing gross profits	$306,243	$224,823	$167,040	$122,624
Housing gross profit margin as a percentage of housing revenues	15.7%	15.6%	15.5%	16.0%
Adjusted housing gross profit margin as a percentage of housing revenues	20.7%	19.9%	20.7%	20.3%

(a)	Represents the amortization of previously capitalized interest associated with housing operations.

(b)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) amortization of previously capitalized interest associated with housing operations and (2) housing inventory impairment and land option contract abandonment charges recorded during a given period, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that the amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages — Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	May 31, 2016	November 30, 2015
Notes payable	$2,632,127	$2,625,536
Stockholders’ equity	1,635,169	1,690,834
Total capital	$4,267,296	$4,316,370
Ratio of debt to capital	61.7%	60.8%

Notes payable	$2,632,127	$2,625,536
Less: Cash and cash equivalents and restricted cash	(278,366)	(568,386)
Net debt	2,353,761	2,057,150
Stockholders’ equity	1,635,169	1,690,834
Total capital	$3,988,930	$3,747,984
Ratio of net debt to capital	59.0%	54.9%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents and restricted cash, by capital (notes payable, net of homebuilding cash and cash equivalents and restricted cash, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.